EXHIBIT 4.2

EXECUTION VERSION

CONNECTICUT NATURAL GAS CORPORATION

$25,000,000 4.30% Medium-Term Notes, Series D, due October 25, 2028
$20,000,000 5.23% Medium-Term Notes, Series D, due October 25, 2043

NOTE PURCHASE AGREEMENT

Dated as of October 25, 2013

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Schedule A	—	Names and Addresses of Purchasers
Schedule B	—	Defined Terms

Exhibit 1-A	—	Form of 4.30% Medium-Term Note, Series D, due October 25, 2028
Exhibit 1-B	—	Form of 5.23% Medium-Term Note, Series D, due October 25, 2043
Exhibit 2	—	Form of Funds Delivery Instruction Letter
Exhibit 4.4(a)	—	Form of Opinion of Counsel for the Company
Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3	—	Disclosure Documents
Schedule 5.4	—	Affiliates; Senior Officers and Directors
Schedule 5.5	—	Financial Statements
Schedule 5.14	—	Use of Proceeds
Schedule 5.15	—	Existing Indebtedness
Schedule 5.19	—	Environmental Matters

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CONNECTICUT NATURAL GAS CORPORATION
60 Marsh Hill Road
Orange, Connecticut 06477

$25,000,000 4.30% Medium-Term Notes, Series D, due October 25, 2028
$20,000,000 5.23% Medium-Term Notes, Series D, due October 25, 2043

As of October 25, 2013

To the Several Purchasers Listed
  in the Attached Schedule A:

Ladies and Gentlemen:

CONNECTICUT NATURAL GAS CORPORATION, a Connecticut corporation (the “Company”), agrees with each of you (sometimes individually a “Purchaser” and collectively the “Purchasers”) as follows:

SECTION 1.                AUTHORIZATION OF NOTES.

The Company has duly authorized the issue and sale of (a) $25,000,000 aggregate principal amount of its 4.30% Medium-Term Notes, Series D, due October 25, 2028 and (b) $20,000,000 aggregate principal amount of its 5.23% Medium-Term Notes, Series D, due October 25, 2043 (collectively,the “Notes”).  The Notes shall be substantially in the forms set out in Exhibit 1-A and Exhibit 1-B, respectively.  The Notes are to be issued pursuant to and will be entitled to the benefit of that certain Issuing and Paying Agency Agreement dated as of January 8, 2009, as amended by Amendment No. 1 thereto dated as of October 25, 2013 (the “Issuing and Paying Agency Agreement”) between the Company and U.S. Bank National Association, as the issuing and paying agent (the “Issuing and Paying Agent”).  Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.               SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will severally purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and in the series specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof.  Your obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

SECTION 3.               CLOSING.

The sale and purchase of the Notes will be made at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036, at 10:00 a.m. New York time, at a closing (the “Closing”) on October 25, 2013 or such other Business Day thereafter on or prior to October 30, 2013, as may be agreed upon by the Company and the Purchasers.  At the Closing, the Company will deliver to you each of the Notes of the series to be purchased by you at the Closing, as set forth opposite your name on Schedule A, in the form of a single Note to be purchased by you (or such greater number of Notes in denominations of at least $100,000 as you may request prior to the Closing), dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the Company’s account in accordance with Exhibit 2.

If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.               CONDITIONS TO CLOSING.

Your several obligations to purchase and pay for the Notes to be sold to you at the Closing are subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.           Representations and Warranties.  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2.          Performance; No Default.  The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the Issuing and Paying Agency Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the concurrent application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. The Company shall not have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 to 10.7, inclusive, had such Sections applied since such date.

Section 4.3.           Compliance Certificates.

(a)     Officer’s Certificate.  The Company shall have delivered to you an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.7 have been fulfilled.

(b)    Secretary’s Certificate.  The Company shall have delivered to you a certificate of the Secretary or an Assistant Secretary of the Company, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Issuing and Paying Agency Agreement and this Agreement.

Section 4.4.           Opinions of Counsel.  You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Leonard Rodriguez, Esq., Managing Counsel of UIL Holdings, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you) and (b) from Pillsbury Winthrop Shaw Pittman LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

Section 4.5.          Purchase Permitted by Applicable Law, Etc.  On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by you, you shall have received an Officer’s Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

Section 4.6.           Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

Section 4.7.           Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in Schedule 5.5, except as permitted pursuant to Section 1 of Article VII of the Issuing and Paying Agency Agreement.

Section 4.8.           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 4.9.          Sale of Notes to Purchasers.  Contemporaneously with the Closing, the Company shall sell to each of the Purchasers and each of the Purchasers shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.10.      Funding Instructions.  At least three Business Days prior to the date of the Closing, you shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 in the form of Exhibit 2.

Section 4.11.       Governmental Authorizations, Etc.  All consents, approvals and authorizations of, notices to, and registrations, filings and declarations with, or other actions by, any Governmental Authority required for the valid execution, delivery or performance by the Company of this Agreement, the Issuing and Paying Agency Agreement or the Notes, including the approvals of the State of Connecticut Department of Public Utility Control and the State of Connecticut Public Utilities Regulatory Authority (the “Approvals”), shall have been obtained and the Approvals shall be in full force and effect on or before the date of the Closing and all periods of appeal and rehearing by third parties which have not stipulated to such approval as issued shall have expired and all conditions contained in any such authorization or waiver which are to be fulfilled on or prior to the date of the Closing shall have been fulfilled.

SECTION 5.              REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to you that:

Section 5.1.           Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions of this Agreement, the Issuing and Paying Agency Agreement and the Notes.

Section 5.2.           Authorization, Etc.  This Agreement, the Issuing and Paying Agency Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Issuing and Paying Agency Agreement constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.            Disclosure.  The Company, through its agents, Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC, has delivered to you a copy of a Private Placement Memorandum, dated September 30, 2013 (together with the documents incorporated therein by reference, the “Memorandum”), relating to the transactions contemplated hereby.  This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and described in Schedule 5.3 (together with the Memorandum, the “Disclosure Documents”), and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Memorandum, since December 31, 2012, there has been no change in the financial condition, operations, business, properties or prospects of the Company other than changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect.

Section 5.4.           No Subsidiaries; Affiliates.  The Company has no Subsidiaries. Schedule 5.4 contains complete and correct lists (i) of the Company’s Affiliates and (ii) of the Company’s directors and senior officers.

Section 5.5.           Financial Statements.  The Company has delivered to you copies of the financial statements of the Company listed in Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.6.           Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement, the Issuing and Paying Agency Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

Section 5.7.          Governmental Authorizations, Etc.  No consent, approval or authorization of, notice to, or registration, filing or declaration with, or other action by, any Governmental Authority is required for the valid execution, delivery or performance by the Company of this Agreement, the Issuing and Paying Agency Agreement or the Notes, except for the State of Connecticut Department of Public Utility Control and the State of Connecticut Public Utilities Regulatory Authority, whose Approvals shall have been obtained on or before the date of the Closing and shall be in full force and effect on or before the date of the Closing and all periods of appeal and rehearing by third parties which have not stipulated to such approval as issued shall have expired and all conditions contained in any such authorization or waiver which are to be fulfilled on or prior to the date of the Closing shall have been fulfilled.

Section 5.8.          Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b)    The Company is not  (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including without limitation, Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9.           Taxes.  The Company has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company in respect of United States federal, state or other taxes for all fiscal periods are adequate.  The United States federal income tax liabilities of the Company have been paid through December 31, 2012 and determined by the Internal Revenue Service for all fiscal years up to and including the fiscal year ended December 31, 2008.  The United States federal income tax liabilities of the Company have been included in the consolidated tax return of UIL Holdings beginning with the fiscal year ended December 31, 2010.

Section 5.10.       Title to Property; Leases.  The Company has good and sufficient title to its properties, that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by the Issuing and Paying Agency Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.     Licenses, Permits, Etc.  (a) The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)     To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)    To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company.

Section 5.12.       Compliance with ERISA.  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,320,000 in the case of any single Plan and by more than $1,320,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in sections 3(26) and 3(27) of ERISA, respectively.

(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)    The expected post retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company is not expected to have a Material Adverse Effect.

(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes at the Closing will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)‑(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.        Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 55 Institutional Investors (including each Purchaser), each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

Section 5.14.       Use of Proceeds; Margin Regulations.  The Company will apply the net proceeds of the sale of the Notes as set forth in Schedule 5.14.  No part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds of Indebtedness being repaid was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 1% of the value of the assets of the Company and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.        Existing Indebtedness.  (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and all outstanding Liens of the Company securing any Indebtedness.  The Company is not in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company, and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)   The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that would not be permitted by Section 2 of Article VII of the Issuing and Paying Agency Agreement.

Section 5.16.       Foreign Assets Control Regulations, Etc.  (a) Neither the Company nor any Affiliated Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) or a Person that is otherwise subject to an OFAC Sanctions Program (an “OFAC Listed Person”), (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii) or clause (iii), a “Blocked Person”).

(b)     No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Affiliated Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c)    To the Company’s knowledge after making due inquiry in accordance with its current practice, neither the Company nor any Affiliated Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti‑Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti‑Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti‑Money Laundering Laws.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Affiliated Entity is and will continue to be in compliance with all applicable current and future Anti‑Money Laundering Laws.

(d)     No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or any one else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Affiliated Entity is and will continue to be in compliance with all applicable current and future anti‑corruption laws and regulations.

Section 5.17.        Status Under Certain Statutes.  The Company is not subject to regulation under the Investment Company Act of 1940, as amended, or the ICC Termination Act of 1995, as amended, nor is the Company subject to regulation under the Federal Power Act, as amended, with respect to the execution, delivery or performance of this Agreement, the Issuing and Paying Agency Agreement or the Notes or the issuance of other securities.

Section 5.18.       Holding Company Status. (a) The Company is not a “holding company” as defined in, or subject to regulation as a “holding company” under, the Public Utility Holding

Company Act of 2005, as amended (the “Holding Company Act”) and is exempt from all the provisions of the Holding Company Act and the rules and regulations promulgated under the Holding Company Act applicable to holding companies; and (b) the Company has not taken any action and will not take any action unless required by law which could cause any Purchaser or any other holder to become, solely by reason of ownership of the Notes, subject to regulation under the Holding Company Act; provided, however, if any Purchaser becomes, solely by reason of ownership of the Notes, subject to regulation under the Holding Company Act, the Company, at its expense, will cooperate with the Purchaser and support the Purchaser in seeking an exemption from such regulation or in any other reasonable action which the Purchaser may take in order that the Purchaser shall not be subject to such regulation solely by reason of ownership of the Notes.

Section 5.19.      Environmental Matters.  Except as set forth in Schedule 5.19, the Company does not have any knowledge of any claim nor has it received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its real properties now or formerly owned, leased or operated by it or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.  Without limiting the foregoing, except as set forth in Schedule 5.19,

(a)     the Company does not have knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by it or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b)     the Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(c)     all buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.               REPRESENTATIONS OF THE PURCHASER.

Each of you severally represents and warrants to the Company as follows:

Section 6.1.           Purchase of Notes.  You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control.  You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.  You understand that the Note will bear a legend as set forth in the form of Note attached as Exhibit 1-A and 1-B, respectively.

Section 6.2.            Source of Funds.  You represent that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

(a)      the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

(b)    the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1, or (ii) a bank collective investment fund, within the meaning of the PTE 91‑38 and, except as have been disclosed by you to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)     the Source constitutes assets of an “investment fund” (within the meaning of Part VI of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption); no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM; the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied; as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no Person controlling or controlled by the QPAM (applying the definition of “control” in section VI(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such Person exercises control over the management or policies of the Company by reason of its ownership interest); and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)      the Source constitutes assets of a “plan(s)” (within the meaning of section IV(h) of PTE 96‑23, as amended (the “INHAM Exemption”)) managed by an “in‑house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in section IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)       the Source is a governmental plan; or

(g)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)     the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in sections 3(3), 3(32) and 3(17) of ERISA, respectively.

Section 6.3.            Qualified Institutional Buyer.  You are a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act.

SECTION 7.               INFORMATION AS TO COMPANY.

Section 7.1.           Financial and Business Information.  The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)       Quarterly Statements – as set forth in Section 5 of Article VIII of the Issuing and Paying Agency Agreement;

(b)       Annual Statements – as set forth in Section 5 of Article VIII of the Issuing and Paying Agency Agreement;

(c)     SEC and Other Reports ‑‑ promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by UIL Holdings, the Company or any Subsidiary to public securities holders generally or its lending banks, (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by UIL Holdings, the Company or any Subsidiary with the Securities and Exchange Commission and (iii) all press releases and other statements made available generally by UIL Holdings, the Company or any Subsidiary to the public concerning developments that are Material;

(d)      Notice of Default or Event of Default ‑‑ promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default (other than those referred to in Section 11.1(a)), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)      ERISA Matters ‑‑ promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)      with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

(ii)     the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(iii)   any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv)   the partial withdrawal or complete withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan.

(f)      Notices from Governmental Authority ‑‑ promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any United States federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g)      Requested Information ‑‑ with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under this Agreement, under the Issuing and Paying Agency Agreement and under the Notes as from time to time may be reasonably requested by any such holder of the Notes.

Section 7.2.            Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a)     Covenant Compliance ‑‑ the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through 10.7 of this Agreement, inclusive and of Article VII of the Issuing and Paying Agency Agreement, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)     Default – a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including without limitation any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.        Inspection.  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)     No Default – if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)     Default ‑‑ if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.               PREPAYMENT OF THE NOTES .

In addition to the payment of the entire unpaid principal amount of the Notes at the final maturity thereof, the Company may make optional prepayments in respect of the Notes as provided therein.

SECTION 9.              AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1.          Compliance with Law.  Without limiting Section 10.7, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non‑compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.          Insurance.  The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co‑insurance and self‑insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.          Maintenance of Properties.  The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.           Payment of Taxes and Claims.  The Company will and will cause each of its Subsidiaries to file all tax returns (whether filed directly by the Company or its Subsidiaries or as part of the consolidated tax return of UIL Holdings) required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges and levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5.          Corporate Existence, Etc.  Subject to Section 1 of Article VII of the Issuing and Paying Agency Agreement, the Company will at all times preserve and keep in full force and effect its corporate existence.  The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or an Affiliate) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 10.           NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1.       Subsidiary Indebtedness.  The Company will not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness other than:

(a)     Indebtedness outstanding at the Closing as specified on Schedule 5.15 and any extension, renewal, refunding or refinancing of any such Indebtedness, provided that the principal amount thereof outstanding immediately before giving effect to such extension, renewal, refunding or refinancing is not increased;

(b)     Indebtedness of any Person existing at the time such Person becomes a Subsidiary (and not incurred in anticipation thereof) and any extension, renewal, refunding or refinancing of any such Indebtedness, provided that the principal amount thereof outstanding immediately before giving effect to such extension, renewal, refunding or refinancing is not increased and neither the Company nor any other Subsidiary shall assume or otherwise be directly or indirectly liable for such Indebtedness;

(c)       Indebtedness owing to the Company or a Wholly‑Owned Subsidiary; and

(d)      Indebtedness not otherwise permitted by clauses (a) through (c) above, provided that Priority Debt (as defined below) does not exceed 10% of Consolidated Capitalization.

For purposes of this Section 10.1, a Subsidiary shall be deemed to have incurred Indebtedness previously owed to the Company or another Subsidiary at the time the obligee ceases for any reason to be the Company or a Wholly‑Owned Subsidiary.

Section 10.2.        Liens.  The Company will not create or permit to continue in existence any Lien (as defined in the Issuing and Paying Agency Agreement) or charge of any kind upon any Property (as defined in the Issuing and Paying Agency Agreement) or assets of the Company except to the extent set forth in Section 2 of Article VII of the Issuing and Paying Agency Agreement.

Section 10.3.       Limitation on Sale and Leaseback Transactions.  The Company will not and will not permit any Subsidiary to enter into any arrangement, directly or indirectly, with any Person whereby the Company or such Subsidiary shall sell, lease or transfer any asset, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such asset or any part thereof or any other asset that the Company or such Subsidiary, as the case may be, intends to use for substantially the same purposes as the asset being sold, leased or transferred (any such sale, lease or transfer and rent or lease, a “Sale and Leaseback Transaction”), unless:

(a)     such Sale and Leaseback Transaction involves an asset upon which a Lien would at the time be permitted by Section 2 of Article VII of the Issuing and Paying Agency Agreement without equally and ratably securing the Notes or such Sale and Leaseback Transaction is between the Company and a Subsidiary as lessee and involves an asset subject to a Lien permitted by Section 2 of Article VII of the Issuing and Paying Agreement;

(b)     such lease is for a period not exceeding one year, at the expiration of which it is intended that the use of such asset by the lessee will be discontinued; or

(c)      Priority Debt (which includes the Attributable Debt resulting from such Sale and Leaseback Transaction) does not exceed 10% of Consolidated Capitalization.

Section 10.4.       Disposition of Assets.  Except as provided in Section 1 of Article VII of the Issuing and Paying Agency Agreement, the Company will not and will not permit any Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of (collectively a “Disposition”) any of its assets, whether now owned or hereafter acquired, unless after giving effect to any proposed Disposition, the aggregate net book value of all assets of the Company and its Subsidiaries that were the subject of a Disposition during the period (x) commencing on January 1, 2013 and ending on the date of such proposed Disposition does not exceed 10% of Consolidated Total Assets and (y) commencing on the first day of the then current fiscal year of the Company and ending on the date of such proposed Disposition does not exceed 5% of

Consolidated Total Assets (Consolidated Total Assets in each case to be determined as at the end of the immediately preceding fiscal year), provided that the following Dispositions shall not be taken into account for purposes of this Section 10.4:

(a)      any Disposition in the ordinary course of business;

(b)     Sale and Leaseback Transactions permitted by Section 10.3; and

(c)      any other Disposition for fair value to the extent that the Net Proceeds Amount of such Disposition is applied within 360 days after the date thereof (i) to the acquisition of other assets for use in the business of the Company or any Subsidiary (such assets not to include cash or marketable securities) or (ii) to reduce outstanding unsubordinated Indebtedness of the Company or any Subsidiary (other than Indebtedness owed to the Company or a Subsidiary); provided, however, that, in respect of prepayments of unsubordinated Indebtedness, the Company shall offer to prepay the Notes pro rata with all other such unsubordinated Indebtedness then being prepaid, such pro rata portion of the Notes to be calculated by multiplying (A) the aggregate principal amount of unsubordinated Indebtedness to be so repaid by (B) a fraction, the numerator of which is the aggregate principal amount of Notes then outstanding and the denominator of which is the aggregate principal amount of unsubordinated Indebtedness then outstanding (including the Notes) that may receive any portion of such prepayment.

It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be offered and prepaid as and to the extent provided below:

(w)     the offer to prepay Notes contemplated by this Section 10.4 shall be an offer to each of the holders of the Notes to prepay on a date specified in such offer, which date shall be not less than 30 days and not more than 60 days after the date of such offer (if the proposed prepayment date shall not be specified in such offer, the proposed prepayment date shall be the first Business Day after the 45th day after the date of such offer), all, or a pro rata part of, the Notes held by such holder at par and without payment of Make-Whole Amount or other premium;

(x)       any holder of the Notes may accept or decline any offer of prepayment pursuant to this Section 10.4 by causing a notice of such acceptance or rejection to be delivered to the Company not later than 15 days after receipt by such holder of such offer of prepayment;

(y)      the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be an election by such holder to decline such prepayment; and

(z)       if such offer is so accepted, the proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid and applied to 100% of the principal amount to be prepaid, together with interest accrued thereon to the date of such prepayment; provided that such prepayment shall be at par without payment of Make‑Whole Amount or other premium.

To the extent that any holder of the Notes declines or is deemed to have declined such offer of prepayment, the amount of the prepayment offered to such holder may be used by the Company for general corporate purposes.

For purposes of this Section 10.4 any shares of Voting Stock of a Subsidiary that are the subject of a Disposition (including without limitation pursuant to an issuance of shares by such Subsidiary) shall be valued at the aggregate net book value of the assets of such Subsidiary multiplied by a fraction of which the numerator is the aggregate number of shares of Voting Stock of such Subsidiary issued or disposed of in such Disposition and the denominator is the aggregate number of shares of Voting Stock of such Subsidiary outstanding immediately prior to such Disposition

Section 10.5.       Merger, Consolidation, Etc.  The Company will not consolidate or merge with or into another Person, or convey, transfer or lease its properties or assets substantially as an entirety to any person except to the extent set forth in Section 1 of Article VII of the Issuing and Paying Agency Agreement.

Section 10.6.       Transactions with Affiliates.  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s‑length transaction with a Person not an Affiliate or on terms otherwise required by law or rules of a Governmental Authority.

Section 10.7.      Terrorism Sanctions Regulations.  The Company will not and will not permit any Affiliated Entity to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person except in accordance with applicable law and in a manner where such investments, transactions or dealings would not cause the purchase, holding or receipt of any payment or exercise of any rights in respect of any Note by the holder thereof to be in violation of any laws or regulations administered by OFAC.

SECTION 11.           EVENTS OF DEFAULT; REMEDIES .

Section 11.1.        Events of Default .

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)       the occurrence of any “Event of Default” described in the Notes which is not remedied within the grace period specified in the Notes; or

(b)      any representation or warranty made in writing by or on behalf of the Company or any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(c)     the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) and (b) of this Section 11.1) and such default is not remedied within 30 days after a Responsible Officer obtains knowledge of such default; or

(d)     if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan and withdrawal liability exceeds $5,000,000, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post‑employment welfare benefits in any manner that would increase the liability of the Company or any Subsidiary thereunder by more than $5,000,000; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11.1(d), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in sections 3(3) and 3(1) of ERISA, respectively.

Section 11.2.        Acceleration.

Without limiting any rights or remedies any holder of the Notes may have under the Issuing and Paying Agency Agreement or the Notes:

(a)     if an Event of Default has occurred with respect to the Company in connection with an “Event of Default” described in clause (f) or (g) of the Notes, all the Notes then outstanding shall automatically become immediately due and payable; and

(b)    if any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes at the time outstanding to be immediately due and payable.

Upon any Note becoming due and payable under this Section 11.2, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 11.3.        Rescission.  At any time after any Notes have been declared due and payable pursuant to paragraph (b) of Section 11.2 or the terms contained in the Notes, the Required Holders (in the case of such paragraph (b)) or the holder or holders of the Notes who have made such declaration (in the case of the terms contained in the Notes), by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make‑Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make‑Whole Amount, if any, and any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than the non‑payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 11.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 11.4.       No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 13, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 11, including without limitation reasonable attorneys’ fees, expenses and disbursements.

SECTION 12.           PAYMENTS ON NOTES.

So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in the Issuing and Paying Agency Agreement or in such Note to the contrary, the Company (either directly or indirectly through the Issuing and Paying Agent) will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to the Issuing and Paying Agency Agreement.  Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to the Issuing and Paying Agency Agreement.  The Company will afford the benefits of this Section 12 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 12.

SECTION 13.            EXPENSES, ETC.

Section 13.1.         Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of Pillsbury Winthrop Shaw Pittman LLP, your special counsel, and, if reasonably required, local or other counsel) incurred by you and each other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Issuing and Paying Agency Agreement (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Issuing and Paying Agency Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Issuing and Paying Agency Agreement, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Issuing and Paying Agency Agreement.  The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

Section 13.2.        Survival.  The obligations of the Company under this Section 13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the Issuing and Paying Agency Agreement, and the termination of this Agreement.

SECTION 14.            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Issuing and Paying Agency Agreement and the Notes embody the entire agreement and understanding between you  and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 15.            AMENDMENT AND WAIVER.

Section 15.1.       Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 19, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 12, this Section 15 or Section 18.  Subject to the foregoing clause (b)(i) of this Section 15.1 in the case of a Note amendment or an amendment to the Issuing and Paying Agency Agreement, any amendment or waiver of any terms of the Notes or the Issuing and Paying Agency Agreement shall be made only pursuant to, and as permitted by, the respective provisions thereof.

Section 15.2.        Solicitation of Holders of Notes.

(a)     Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 15 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of the Notes.

(b)    Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to such holder’s consideration of or entering into of any waiver or amendment of any of the terms and provisions hereof or of any Note unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)    Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 15 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of the Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 15.3.       Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 15 applies equally to all holders of the Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 15.4.       Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 16.             NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by United States mail, postage prepaid, or (c) by a recognized United States based overnight delivery service (with charges prepaid).  Any such notice must be sent:

(a)     if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(b)      if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(c)      if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 16 will be deemed given only when actually received.  The information required to be sent to holders of the Notes pursuant to Section 7.1(a), (b) or (c) or 7.2 may be sent by any of the methods listed above or by electronic mail at such address as such holder shall have specified to the Company in writing.

SECTION 17.            REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, except the Notes themselves, but including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at each Closing, and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, electronic, digital, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 17 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 18.            CONFIDENTIAL INFORMATION.

For the purposes of this Section 18, “Confidential Information” means information delivered to you by or on behalf of the Company, any Subsidiary or UIL Holdings in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company, such Subsidiary or UIL Holdings, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company, any Subsidiary or UIL Holdings, (d) constitutes financial statements delivered to you under Section 7 that are otherwise publicly available or (e) involves the tax treatment and tax structure of the transactions as defined in United States Treasury Regulation section 1.6011‑4(c) and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.  You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree, or whose duties require them, to hold confidential the Confidential Information substantially in accordance with the terms of this Section 18, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 18 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 18.

SECTION 19.            SUBSTITUTION OF PURCHASER.

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, wherever the word “you” is used in this Agreement (other than in this Section 19), such word shall be deemed to refer to such Affiliate in lieu of you.  In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “you” is used in this Agreement (other than in this Section 19), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 20.            MISCELLANEOUS.

Section 20.1.        Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

Section 20.2.        Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.  For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 20.3.        Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  (a)  To the fullest extent it may effectively do so under  applicable law, the Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    The Company consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 20.3 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company specified in Section 16 or at such other address of which you shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service

(c)     Nothing in this Section 20.3 shall affect the right of any holder of the Notes to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)    TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 20.4.        Payments Due on Non‑Business Days.  Anything in this Agreement, the Issuing and Paying Agency Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 20.5.      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 20.6.         Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP.

Each of the holders of the Notes by its acceptance thereof understands and agrees with the Company that in the event that a change in GAAP is the sole cause of the Company violating any of the covenants contained in Sections 10.1 through 10.4 hereof or Section 2 of Article VII of the Issuing and Paying Agency Agreement, or causes a Default or Event of Default to occur, at a time when no other Default or Event of Default exists, then and in such event, anything contained in this Agreement to the contrary notwithstanding, no Default or Event of Default will be caused by such change in GAAP for a period of 90 days following the event which would otherwise be treated as a Default or Event of Default and the Company shall have 90 days from and after the date of the occurrence of such event within which to enter into an amendment with the Required Holders and the holders and the Company shall undertake in good faith to amend any affected provisions of this Agreement so as to preserve the intent and purpose thereof and to accommodate such change in GAAP and to enter into an amendment hereof to reflect the same, such amendment to be in form and substance satisfactory to the Company and the Required Holders.

For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using an amount other than par (as permitted by Accounting Standard Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 20.7.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 20.8.       Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

CONNECTICUT NATURAL GAS CORPORATION

By:	/s/ Patricia C. Cosgel
Name: Patricia C. Cosgel
Title: Treasurer

The foregoing is hereby agreed to as of the date thereof.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:	/s/ Recep C. Kendircioglu
Name: Recep C. Kendircioglu
Title: Managing Director

The foregoing is hereby agreed to as of the date thereof.

JOHN HANCOCK LIFE & HEALTH INSURANCE COMPANY

By:	/s/ Recep C. Kendircioglu
Name: Recep C. Kendircioglu
Title: Managing Director

The foregoing is hereby agreed to as of the date thereof.

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Recep C. Kendircioglu
Name: Recep C. Kendircioglu
Title: Managing Director

The foregoing is hereby agreed to as of the date thereof.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Eve Hampton
Name: Eve Hampton
Title: Vice President, Investments

By:	/s/ Paul Runnalls
Name: Paul Runnalls
Title: Manager, Investments

The foregoing is hereby agreed to as of the date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Vice President

COMPANION LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: An Authorized Signer

UNITED WORLD LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: An Authorized Signer

The foregoing is hereby agreed to as of the date thereof.

PHOENIX LIFE INSURANCE COMPANY

By:	/s/Paul M. Chute
Name: Paul M. Chute
Title: Senior Managing Director, Private Placements

The foregoing is hereby agreed to as of the date thereof.

PHL VARIABLE INSURANCE COMPANY

By:	/s/ Paul M. Chute
Name: Paul M. Chute
Title: Its Duly Authorized Officer

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

 “Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Affiliated Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Approvals” are defined in Section 4.12.

“Attributable Debt” means, as to any particular lease relating to a Sale and Leaseback Transaction, the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof.  The amount of rent required to be paid under any such lease for any such period shall be (a) the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges plus (b) without duplication, any guaranteed residual value in respect of such lease to the extent such guarantee would be included in indebtedness in accordance with GAAP.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
SCHEDULE B

“Capitalized Lease Obligations” means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

“CISADA” is defined in Section 5.16(a).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Connecticut Natural Gas Corporation, a Connecticut corporation.

“Confidential Information” is defined in Section 18.

“Consolidated Capitalization” means, at any date, the sum of (a) Consolidated Indebtedness plus (b) shareholders’ equity of all classes of stock (except mandatorily redeemable Preferred Stock) of the Company and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, at any date, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

 “Default” means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

“Default Rate” means with respect to the Notes that rate of interest per annum that is the greater of (i) 2% above the stated interest rate for the Notes and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime or base rate.

 “Disposition” is defined in Section 10.4.

“Environmental Laws” means any and all United States federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
SCHEDULE B-2

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)     the government of

(i)     the United States of America or any State or other political subdivision thereof, or

(ii)    any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)   any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)    to purchase such indebtedness or obligation or any property constituting security therefor;

(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)     to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration
SCHEDULE B-3

of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained pursuant to the Issuing and Paying Agency Agreement.

“Holding Company Act” is defined in Section 5.18.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)  its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)  its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and not overdue but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)    its Capitalized Lease Obligations;

(d)    all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)     its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money),

(f)    Swaps of such Person not entered into for the purpose of hedging in the ordinary course of business, and

(g)    any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) above.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding, or (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Issuing and Paying Agency Agreement” is defined in Section 1.

“Issuing and Paying Agent” is defined in Section 1.
SCHEDULE B-4

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” has the meaning set forth in the Notes.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Issuing and Paying Agency Agreement and the Notes, or (c) the validity or enforceability of this Agreement, the Issuing and Paying Agency Agreement or the Notes.

“Memorandum” is defined in Section 5.3.

   “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Proceeds Amount” means, with respect to any Disposition by any Person, an amount equal to the difference of

(a)     the aggregate amount of cash received by such Person in respect of such Disposition at any time (including without limitation the payment of principal and interest on any promissory note issued to such Person as consideration for such Disposition or the cash proceeds received upon the disposition of non‑cash consideration received for such Disposition), minus

(b)     the sum of

(i)    all ordinary and reasonable out‑of‑pocket costs and expenses actually paid in cash by such Person in connection with such Disposition;

(ii)  all sales, transfer and income taxes attributable to such Disposition, it being understood that income taxes in respect of such Disposition (A) shall be determined on a consolidated basis for the Company and its Subsidiaries, (B) shall be calculated without regard to any credits, deductions, carryforwards or carrybacks (except to the extent that any such credits or deductions are attributable to such Disposition), and (C) shall be computed on the assumption that such Disposition was the only transaction in which the Company and its Subsidiaries engaged during the period in respect of which such income taxes are payable; and
SCHEDULE B-5

(iii)  the principal amount of Indebtedness (and premium thereon, if any) secured by such asset that is required to be paid, and is paid, by such Person, as a condition to the consummation of such Disposition.

“Notes” is defined in Section 1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction, law, regulation or executive order that OFAC is responsible for administering and enforcing, including, but not limited to those regulations found in 31 CFR, Subtitle B, Chapter V, as amended, and any enabling legislation or executive order relating thereto, and those OFAC Sanctions Programs found at http://www.ustreas.gov/offices/enforcement/ofac/programs/, as may be amended from time to time.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding six years, has been established or maintained, or to which contributions are or, within the preceding six years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“Priority Debt” means at any date, the sum (without duplication) of (a) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company and its Subsidiaries secured by Liens (other than Liens permitted by clauses (a) through (k) of Section 2 of Article VII of the Issuing and Paying Agency Agreement) plus (b) the aggregate Attributable Debt in connection with all Sale and Leaseback Transactions of the Company and its Subsidiaries entered into after the Closing, in accordance with the provisions of Section 10.3(c) plus (c) the aggregate unpaid principal amount of Indebtedness of all Subsidiaries (other than Indebtedness permitted by Section 10.1(b) and (c)).
SCHEDULE B-6

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible inchoate or otherwise.

“PTE” is defined in Section 6.2.

 “Purchaser” and “Purchasers” are defined in the first paragraph of this Agreement.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued on March 13, 1984 by the United States Department of Labor, as amended.

“Required Holders” means, at any time, the holder or holders of at least 51% in unpaid principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Sale and Leaseback Transaction” is defined in Section 10.3.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Swaps” means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency.  For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous
SCHEDULE B-7

payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“UIL Holdings” means UIL Holdings Corporation, a Connecticut corporation.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Voting Stock” means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

“Wholly‑Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly‑Owned Subsidiaries at such time.

SCHEDULE B-8

[FORM OF 4.30% MEDIUM-TERM NOTE, SERIES D, DUE OCTOBER 25, 2028]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. BY PURCHASING THIS NOTE, THE PURCHASER REPRESENTS AND AGREES THAT IT IS ACQUIRING THIS NOTE FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY PUBLIC SALE OR DISTRIBUTION AND AGREES FOR THE BENEFIT OF THE COMPANY THAT ANY OFFER, RESALE OR OTHER TRANSFER HEREOF OR OF ANY INTEREST HEREIN PRIOR TO THE DATE THAT IS ONE YEAR (OR SIX MONTHS IF ALL APPLICABLE CONDITIONS TO SUCH RESALE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION THEREOF) ARE SATISFIED) AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH NOTES OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY SUCH RULE 144 (OR SUCH SUCCESSOR PROVISION) (THE "RESALE RESTRICTION TERMINATION DATE"), WILL BE MADE ONLY (1) TO THE COMPANY OR AN AFFILIATE OF THE COMPANY (UPON REDEMPTION OR OTHERWISE), (2) SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN BY THE SELLER THAT THE OFFER, RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN RELIANCE ON ANOTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE HOLDER, CONCURRED WITH BY COUNSEL TO THE COMPANY, TO THE EFFECT THAT THE TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES, AND SUBJECT IN THE CASE OF CLAUSES (2) AND (3) ABOVE, IN THE CASE OF THE TRANSFER OF ANY NOTE NOT HELD IN BOOK-ENTRY FORM, TO THE RECEIPT BY THE COMPANY OF A CERTIFICATE OF THE HOLDER TRANSFERRING SUCH NOTE SPECIFYING THE EXEMPTION IN RELIANCE UPON WHICH SUCH TRANSFER IS BEING MADE AND SUBJECT IN EACH CASE TO THE DISPOSITION OF THE HOLDER'S PROPERTY BEING AT ALL TIMES IN ITS CONTROL. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE OR SUCH EARLIER TIME AS DETERMINED BY THE COMPANY IN ACCORDANCE WITH APPLICABLE LAW. THE BENEFICIAL OWNER WILL, AND EACH SUBSEQUENT BENEFICIAL OWNER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO SUCH PURCHASER BEFORE THE SALE A COPY OF A NOTICE TO INVESTORS DESCRIBING SUCH RESTRICTIONS. THIS NOTE AND RELATED
EXHIBIT 1 -A

DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS OR PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR PROVIDE ALTERNATIVE PROCEDURES IN COMPLIANCE WITH APPLICABLE LAW AND PRACTICES RELATING TO THE RESALE OR OTHER TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS NOTE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON.

EXHIBIT 1-A -2

REGISTERED	CONNECTICUT NATURAL GAS CORPORATION	PRINCIPAL

No.		AMOUNT

$ _________

Medium-Term Note, Series D

ORIGINAL ISSUE DATE: October 25, 2013

INTEREST RATE: 4.30%

MATURITY DATE: October 25, 2028

CONNECTICUT NATURAL GAS CORPORATION, a corporation organized under the laws of the State of Connecticut (the "Company"), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of __________ ($__________) DOLLARS on the date the Note matures (the "Maturity Date") specified above (except to the extent redeemed or otherwise repaid prior to the Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, semi-annually on April 25 and October 25 in each year, and on the Maturity Date or upon earlier redemption or repayment (each an "Interest Payment Date"), commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, in which case commencing on the Interest Payment Date following the next succeeding Record Date, to the registered holder of this Note (the "Holder") on the Record Date (except as set forth below) with respect to such Interest Payment Date. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, until the principal hereof or Make-Whole Amount (defined below) has been paid or duly made available for payment. If the Maturity Date (or any Redemption Date (defined below)) or an Interest Payment Date falls on a day which is not a Business Day, as defined below, principal (and premium, if any) or interest payable with respect to such Maturity Date (or Redemption Date), or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date (or Redemption Date), or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity Date (or Redemption Date), Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Holder at the close of business on the· "Record Date" for such interest,· which shall be the date fifteen calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date (or any Redemption Date) will be payable to the Person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.  The Default Rate on overdue principal and premium, if any, and on
EXHIBIT 1-A -3

overdue installments of interest shall be computed at the per annum interest rate that is 2% in excess of the Interest Rate per annum specified above.

Payments of principal, premium, if any, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. Payments of interest, other than interest payable at the Maturity Date, or any earlier Redemption Date, will be made by check mailed to the Holder at the address shown in the Register maintained by the Issuing and Paying Agent at its office for such purpose, or at the option of the Holder, at such other place in the United States of America as the Holder shall designate to the Issuing and Paying Agent in writing. Notwithstanding the foregoing, upon receipt of written instructions by the Issuing and Paying Agent from a Holder having an aggregate principal amount of at least $10,000,000 with the same Interest Payment Date not later than ten (10) days prior to such Interest Payment Date, the Issuing and Paying Agent will make such payment of interest by wire transfer of immediately available funds to such account at a bank in Hartford, Connecticut or New York, New York (or other bank consented to by the Company) as such Holder shall have designated for such purpose, provided such bank shall have appropriate facilities therefor. Once such wire transfer instructions have been received by the Issuing and Paying Agent, they shall remain in effect unless (i) the Issuing and Paying Agent is notified of a change thereof not less than ten days prior to an Interest Payment Date; or (ii) unless otherwise agreed to by the Company, the Holder no longer holds an aggregate principal amount of at least $10,000,000 of Notes having the same Interest Payment Date.

The principal amount hereof, premium, if any, Make-Whole Amount, if any, and interest due on the Redemption Date or at the Maturity Date will be paid on or after the Redemption Date or at the Maturity Date in immediately available funds by wire transfer to such account at a bank in Hartford, Connecticut or New York, New York (or such other bank consented to by the Company) as such Holder of an aggregate principal amount of at least $10,000,000 of the Notes shall have designated, except for the payment to a Holder for which appropriate instructions for payment as provided above have not been received by the Issuing and Paying Agent by not later than ten (10) days prior to the related date of payment, in which case such payment shall be made by check mailed by the Issuing and Paying Agent to the Person entitled thereto at such Person's address appearing in the Register. Once such wire transfer instructions have been received by the Issuing and Paying Agent, they shall remain in effect unless (i) the Issuing and Paying Agent is notified of a change thereof not less than ten days prior to an Interest Payment Date; or (ii) unless otherwise agreed to by the Company, the Holder no longer holds an aggregate principal amount of at least $10,000,000 of Notes having the same Interest Payment Date. Payment of principal, premium, if any, Make-Whole Amount, if any, and interest due on the Redemption Date or the Maturity Date on the Note shall, unless otherwise agreed to by the Company, only be made against presentation and surrender of this Note at the office of the Issuing and Paying Agent maintained for that purpose in Hartford, Connecticut, New York, New York or at such other office or agency of the Company as the Company shall designate.
EXHIBIT 1-A -4

Medium-Term Note, Series D

This Note is one of a duly authorized issue of Medium-Term Notes, Series D having maturities from one year to forty (40) years from the date of issue (the "Notes") by the Company issued pursuant to a Note Purchase Agreement dated as of October 25, 2013 (as from time to time amended, the “Note Purchase Agreement”) between the Company and the respective purchasers of such Notes named therein and is entitled to the benefits thereof. The Notes are issuable under an Issuing and Paying Agency Agreement, dated as of January 8, 2009, as amended by Amendment No. 1 thereto dated as of October 25, 2013 (the "Issuing and Paying Agency Agreement"), between the Company and U.S. Bank National Association, as Issuing and Paying Agent (the "Issuing and Paying Agent"), which term includes any successor Issuing and Paying Agent under the Issuing and Paying Agency Agreement. The Issuing and Paying Agency Agreement may be amended from time to time in accordance with the terms thereof. In acting under the Issuing and Paying Agency Agreement, the Issuing and Paying Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for any of the Holders, except that any funds held by the Issuing and Paying Agent for payment on this Note shall be held in trust as provided in the Issuing and Paying Agency Agreement. The terms of individual Notes may vary with respect to interest rates, issue dates, maturity dates, redemption dates and otherwise, all as provided in the Issuing and Paying Agency Agreement.

Copies of the Issuing and Paying Agency Agreement and other related documents are on file with the Issuing and Paying Agent at its principal office in New York, New York and are available for inspection at such office.

Reference is hereby made to the Note Purchase Agreement and the Issuing and Paying Agency Agreement for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Issuing and Paying Agent and the Holders and of terms upon which the Notes are and are to be authenticated and delivered.

The Notes will not be subject to any sinking fund.

In addition to the payment of the entire unpaid principal amount of this Note at the Maturity Date, notwithstanding any other provisions in the Issuing and Paying Agency Agreement, the Company may optionally redeem this Note in accordance with the following provisions:

The Company may, at its option and upon notice as provided below, redeem at any time all, or from time to time any part of this Note (in a minimum amount of $2,000,000 and otherwise in multiples of $100,000), at the principal amount so redeemed, together with interest accrued thereon to the date of such redemption (the “Redemption Date”), plus the Make‑Whole Amount determined for the Redemption Date with respect to such principal amount. The Company will give the Holder written notice of each optional redemption not less than 30 days and not more than 60 days prior to the Redemption Date.  Each such notice shall specify the Redemption Date (which shall be a Business Day), the aggregate principal amount of the Notes of this tranche to be redeemed on such date, the principal amount of this Note held by the Holder to be redeemed (determined as set forth below) and the interest to be paid on the Redemption
EXHIBIT 1-A -5

Date with respect to such principal amount being redeemed.  Each such notice of redemption shall be accompanied by a certificate of a Senior Financial Officer (as defined in the Note Purchase Agreement) as to the estimated Make‑Whole Amount due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), setting forth the details of such computation.  Two Business Days prior to such redemption, the Company shall deliver to the Holder of this Note a certificate of a Senior Financial Officer specifying the calculation of such Make‑Whole Amount as of the specified Redemption Date. In the case of each partial redemption of the Notes of this tranche pursuant to this paragraph, the principal amount of the Notes of this tranche to be redeemed shall be allocated pro rata among all holders of such tranche of Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amount thereof.  In the case of each redemption of Notes of this tranche pursuant to this paragraph, the principal amount of each Note to be prepaid shall mature and become due and payable on the Redemption Date, together with interest on such principal amount accrued to such date and the applicable Make‑Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make‑Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note of this tranche paid or redeemed in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note of this tranche shall be issued in lieu of any redeemed principal amount of any Note of this tranche.

The Company will not and will not permit any Affiliate (as defined in the Note Purchase Agreement) to purchase, redeem, prepay or otherwise acquire, directly or indirectly, this Note except (a) upon the payment or redemption of this Note in accordance with the terms of this Note  or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes of this tranche at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder of Notes of this tranche with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least fifteen (15) Business Days.  If the holders of more than 10% of the principal amount of the Notes of this tranche then outstanding accept such offer, the Company shall promptly notify the remaining holders of Notes of this tranche of such fact and the expiration date for the acceptance by holders of Notes of this tranche of such offer shall be extended by the number of days necessary to give each such remaining holder at least five (5) Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes of this tranche acquired by it or any Affiliate pursuant to any payment, redemption or purchase of Notes of this tranche pursuant to any provision of this Note and no Notes of this tranche may be issued in substitution or exchange for any such Notes.

For purposes of this Note, the terms set forth above shall be defined as follows:

“Make‑Whole Amount” means, with respect to this Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make‑Whole Amount may in no event be less than zero.

“Called Principal” means, with respect to this Note, the principal of such Note that is to be redeemed pursuant to the Company’s optional redemption right set forth in this Note or has
EXHIBIT 1-A -6

become or is declared to be immediately due and payable pursuant to the terms of this Note or pursuant to Section 11 of the Note Purchase Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of this Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on this Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of this Note, 0.50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the remaining life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining life of such Called Principal as of such Settlement Date.  Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond‑equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the remaining life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the remaining life.  The Reinvestment Yield will be rounded to two decimal places.

“Remaining Scheduled Payments” means, with respect to the Called Principal of this Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under this Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to the Company’s optional redemption right set forth in this Note, the other terms of this Note or Section 11 of the Note Purchase Agreement, as the context requires.

“Settlement Date” means, with respect to the Called Principal of this Note, the date on which such Called Principal is to be prepaid pursuant to the Company’s optional redemption right set forth in this Note or has become or is declared to be immediately due and payable pursuant to the terms of this Note or Section 11 of the Note Purchase Agreement, as the context requires.
EXHIBIT 1-A -7

Interest payments on this Note will include interest accrued from and including the Original Issue Date indicated herein, or from but excluding the most recent date to which interest has been paid or duly provided for, but excluding the related Interest Payment Date or the Maturity Date (or any Redemption Date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year comprised of twelve 30-day months.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. The Issuing and Paying Agent has been appointed registrar for the Notes, and the Company will cause the Issuing and Paying Agent to maintain at its office in New York, New York a register for the registration and transfer of Notes. Subject to certain restrictions set forth herein and in the Issuing and Paying Agency Agreement, this Note may be transferred at the aforesaid office of the Issuing and Paying Agent by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuing and Paying Agent and duly executed by the Holder hereof in person or by the Holder's attorney duly authorized in writing, and thereupon the Issuing and Paying Agent will issue in the name of the ·transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Issuing and Paying Agent will not be required to register the transfer of any Note which has been called for redemption (or any part of a Note which has been so called for redemption) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of such redemption and ending at the close of business on the day of such mailing. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount and having identical terms and provisions. All such exchanges of Notes will be free of charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.  All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in the form attached hereto to the Issuing and Paying Agent and executed by the Holder in person or by the Holder's attorney duly authorized in writing.

In case any Note shall at any time become mutilated, defaced, destroyed, stolen or lost and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Issuing and Paying Agent, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or stolen or lost, but, in the case of any destroyed or stolen or lost Note, only upon receipt of evidence satisfactory to the Issuing and Paying Agent and the Company that such Note was destroyed or stolen or lost, and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, stolen or lost.

On and after the date of initial issue of any of the Notes and so long as any of the Notes are outstanding, the Company has agreed to comply with certain financial covenants and reporting requirements for the benefit of Holders as set forth in Article VII and Article VIII of
EXHIBIT 1-A -8

the Issuing and Paying Agency Agreement, a copy of which will be made available by the Company upon the request of the Holder at the address set forth below for notices to the Company. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in such Issuing and Paying Agency Agreement.

An Event of Default shall exist if any of the following occurs and is continuing:

(a)    the Company shall fail to pay when due the principal (or premium if any) on any Note;

(b)    the Company shall fail to pay an installment of interest on any Note for 10 days after the date such installment is due;

(c)    the Company shall fail to perform or observe any other term, covenant or agreement contained in any Note or the Issuing and Paying Agency Agreement for a period of 30 days after the earlier of the date that written notice thereof shall have been given to the Company by the Holders of not less than 25% in aggregate principal· amount of the Notes then outstanding or such failure shall first become known to any officer of the Company;

(d)     any representations or warranties made by the Company herein or in any instrument furnished in compliance with or in reference to the Notes is false or misleading in any material respect and such conditions shall have a material adverse effect on the condition, financial or otherwise, or in the earnings of the Company;

(e)    the Company shall fail to make, when due and payable, any payment on any indebtedness for borrowed money or any event shall occur (other than the mere passage of time) or any condition shall exist in respect of any such indebtedness, or under any agreement securing or relating to such indebtedness, where the aggregate amount of such indebtedness is in excess of $5,000,000, the effect of which is to cause (or permit any holder of such indebtedness or a trustee with respect to such indebtedness to cause) such indebtedness or any portion thereof, to become due and payable prior to its maturity date or prior to its regularly scheduled dates of payments;

(f)    an involuntary petition is filed against the Company under the Bankruptcy Code or any other similar applicable Federal or State law, and such petition is not dismissed within 60 days after each filing, or a receiver, liquidator, custodian or trustee of the Company or any of its Property is appointed by court order and such order shall have continued undischarged or unstayed for a period of 60 days, or a decree or order by a court having jurisdiction shall have been entered adjudging the Company bankrupt or insolvent, and such decree or order shall have continued undischarged and unstayed for a period of 60 days, or any .of the Property of the Company is sequestered by decree or order of a court having jurisdiction and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(g)    the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or
EXHIBIT 1-A -9

its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(h)    a final judgment or judgments for the payment of money aggregating in excess of 5% of Net Worth is or are outstanding against the Company and such judgment or judgments has or have been outstanding for more than 60 days from the date of its or their entry and has not or have not been discharged in full or stayed.

If an Event of Default shall occur and be continuing (the related default not having been cured), the Holder of this Note may, at its option, by written notice to the Company and the Issuing and Paying Agent, declare the principal of such Note together with accrued interest (including, but not limited to, interest accrued thereon at the Default Rate (as defined in the Note Purchase Agreement)) to be immediately due and payable. Upon declaration by the Holder of this Note following the occurrence of and during the continuance of an Event of Default, this Note together with accrued interest and the Make-Whole Amount shall be immediately due and payable. In addition, the Holder of this Note may proceed to protect and enforce its rights by such appropriate judicial proceedings as such Holder shall deem most effective to protect and enforce any such rights, whether for the collection of sums due and unpaid, for the specific enforcement of any covenant or agreement in this Note or the Issuing and Paying Agency Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

In addition to any Event of Default described above in this Note, the principal of this Note, together with accrued interest (including, but not limited to, interest accrued thereon at the Default Rate), may be declared or may become due prior to the Maturity Date on the conditions, in the manner and at the time set forth in the Note Purchase Agreement upon the occurrence of any event defined as an “Event of Default” in the Note Purchase Agreement.  Upon this Note becoming due pursuant to this paragraph, the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law) shall also be due and payable.

All notices to the Company under this Note shall be in writing and addressed to the Company at 600 Marsh Hill Road, Orange, Connecticut 06477, Attention: Treasurer, or to such other address of the Company as the Company may notify the Holder of this Note.

Any action by the Holder shall bind all future Holders of this Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Company or by the Issuing and Paying Agent in pursuance of such actions.

The Issuing and Paying Agency Agreement and the terms of the Notes may be modified, supplemented or amended by the Company and the Issuing and Paying Agent, without the consent of any Holder, for the purpose of (i) adding to the covenants of the Company for the benefit of the Holders, (ii) surrendering any right or power conferred upon the Company, (iii) securing the Notes pursuant to the requirements of the Notes or otherwise, (iv) evidencing the succession of another corporation to the Company and the assumption by such successor of the covenants and any obligations of the Company contained in the Issuing and Paying Agency
EXHIBIT 1-A -10

Agreement and in the Notes in accordance with the terms of the Issuing and Paying Agency Agreement and the Notes, (v) correcting or supplementing any defective or inconsistent provision contained in the Notes or in the Issuing and Paying Agency Agreement in a manner which does not adversely affect the interests of any Holder or (vi) making any modification of the terms and conditions of the Notes or any other provision of the Issuing and Paying Agency Agreement in any manner which the Company and the Issuing and Paying Agent may determine and which does not adversely affect the interests of any Holder, to all of which each Holder of this Note, by acceptance hereof, consents. All other modifications, amendments or supplements of the Issuing and Paying Agency Agreement and the terms of the Notes may be made by the Company and the Issuing and Paying Agent, and the observance of any of the terms of Notes may be waived, with (and only with) the written consent of the Holders of 66-2/3% in principal amount of all the Notes at the time outstanding (exclusive of Notes then owned by the Company, any Subsidiaries and any Affiliates). No such modification, amendment or supplement of the Notes or the Issuing and Paying Agency Agreement, without the consent of each affected Holder, may change the maturity of any Note or any installment of interest thereon or reduce the principal amount thereof or the interest thereon or terms of redemption or repayment or reduce said percentage of the Holders of the Notes then outstanding required for consents, amendments or waivers. Notwithstanding the foregoing, the Company will not propose or agree to any modification, amendment, or supplement of the Issuing and Paying Agency Agreement without receiving prior written consent of the Issuing and Paying Agent.

Any moneys paid by the Company to the Issuing and Paying Agent for the payment of the principal of or interest or premium, if any, on any Notes, and remaining unclaimed at the end of two (2) years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), shall then, subject to applicable escheat laws, be repaid to the Company and upon such repayment all liability of the Issuing and Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligations which the Company may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

No provision of this Note or of the Issuing and Paying Agency Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of the Holder hereof.

Prior to due presentment of this Note for registration of transfer, the Company, the Issuing· and Paying Agent and any agent of the Company or the Issuing and Paying Agent may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary.

The Issuing and Paying Agency Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed in such State.
EXHIBIT 1-A -11

This Note is issued in Connecticut and is governed by the laws of the State of Connecticut.

Unless the certificate of authentication hereon has been executed by the Issuing and Paying Agent under the Issuing and Paying Agency Agreement referred to herein by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Issuing and Paying Agency Agreement or be valid or obligatory for any purpose.

(signature page follows)
EXHIBIT 1-A -12

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

CONNECTICUT NATURAL GAS CORPORATION

By:
Name:
Title:

Certificate of Authentication:
This is one of the Notes issued under
the Issuing and Paying Agency Agreement described herein.

U.S. BANK NATIONAL ASSOCIATION
as Issuing and Paying Agent

By:
Authorized Officer

Date of Authentication:	, 20

EXHIBIT 1-A -13

[Form of Certificate of Transfer]

(To be delivered with this Note to. the Issuing and Paying Agent)

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________(please print or typewrite name and address including postal zip code of assignee and insert Taxpayer Identification No.) this Note and all rights hereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer this Note on the books of the Company with full power of substitution in the premises.

TRANSFER CERTIFICATE

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES OF CONNECTICUT NATURAL GAS CORPORATION NOT HELD IN BOOK-ENTRY FORM, EXCEPT TRANSFERS TO, BY OR THROUGH THE AGENT OR THE COMPANY.

This Certificate relates to $_________ principal amount of Medium-Term Notes, Series D (the "Notes") held by __________________ (the "Transferor"). The Transferor is hereby requesting to exchange or register the transfer of $__________________ principal amount of Notes (the "Transferred Notes").

In connection with such request and in respect of the transferred Notes, the Transferor does hereby certify as follows:*

_____ The Transferred Notes are being acquired for its own account, without transfer to another party.

_____ The Transferred Notes are being transferred to a person whom the transferor reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "1933 Act")) in reliance upon Rule 144A.

_____ The Transferred Notes are being transferred in reliance on and in compliance with an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, other than Rule 144A under the 1933 Act. An opinion of counsel to the effect that such transfer does not require registration under the 1933 Act accompanies this Certificate.

[INSERT NAME OF TRANSFEROR]
By:

Date:
*Check applicable box.
EXHIBIT 1-A -14

[FORM OF 5.23% MEDIUM-TERM NOTE, SERIES D, DUE OCTOBER 25, 2043]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. BY PURCHASING THIS NOTE, THE PURCHASER REPRESENTS AND AGREES THAT IT IS ACQUIRING THIS NOTE FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY PUBLIC SALE OR DISTRIBUTION AND AGREES FOR THE BENEFIT OF THE COMPANY THAT ANY OFFER, RESALE OR OTHER TRANSFER HEREOF OR OF ANY INTEREST HEREIN PRIOR TO THE DATE THAT IS ONE YEAR (OR SIX MONTHS IF ALL APPLICABLE CONDITIONS TO SUCH RESALE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION THEREOF) ARE SATISFIED) AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH NOTES OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY SUCH RULE 144 (OR SUCH SUCCESSOR PROVISION) (THE "RESALE RESTRICTION TERMINATION DATE"), WILL BE MADE ONLY (1) TO THE COMPANY OR AN AFFILIATE OF THE COMPANY (UPON REDEMPTION OR OTHERWISE), (2) SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN BY THE SELLER THAT THE OFFER, RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN RELIANCE ON ANOTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE HOLDER, CONCURRED WITH BY COUNSEL TO THE COMPANY, TO THE EFFECT THAT THE TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES, AND SUBJECT IN THE CASE OF CLAUSES (2) AND (3) ABOVE, IN THE CASE OF THE TRANSFER OF ANY NOTE NOT HELD IN BOOK-ENTRY FORM, TO THE RECEIPT BY THE COMPANY OF A CERTIFICATE OF THE HOLDER TRANSFERRING SUCH NOTE SPECIFYING THE EXEMPTION IN RELIANCE UPON WHICH SUCH TRANSFER IS BEING MADE AND SUBJECT IN EACH CASE TO THE DISPOSITION OF THE HOLDER'S .PROPERTY BEING AT ALL TIMES IN ITS CONTROL. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE OR SUCH EARLIER TIME AS DETERMINED BY THE COMPANY IN ACCORDANCE WITH APPLICABLE LAW. THE BENEFICIAL OWNER WILL, AND EACH SUBSEQUENT BENEFICIAL OWNER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO SUCH PURCHASER BEFORE THE SALE A COPY OF A NOTICE TO INVESTORS DESCRIBING SUCH RESTRICTIONS. THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM
EXHIBIT 1-A

TIME TO TIME TO MODIFY THE RESTRICTIONS OR PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR PROVIDE ALTERNATIVE PROCEDURES IN COMPLIANCE WITH APPLICABLE LAW AND PRACTICES RELATING TO THE RESALE OR OTHER TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS NOTE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON.

EXHIBIT 1-A -2

REGISTERED	CONNECTICUT NATURAL GAS CORPORATION	PRINCIPAL

No.		AMOUNT

$ _________

Medium-Term Note, Series D

ORIGINAL ISSUE DATE: October 25, 2013

INTEREST RATE: 5.23%

MATURITY DATE: October 25, 2043

CONNECTICUT NATURAL GAS CORPORATION, a corporation organized under the laws of the State of Connecticut (the "Company"), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of __________ ($__________) DOLLARS on the date the Note matures (the "Maturity Date") specified above (except to the extent redeemed or otherwise repaid prior to the Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, semi-annually on April 25 and October 25 in each year, and on the Maturity Date or upon earlier redemption or repayment (each an "Interest Payment Date"), commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, in which case commencing on the Interest Payment Date following the next succeeding Record Date, to the registered holder of this Note (the "Holder") on the Record Date (except as set forth below) with respect to such Interest Payment Date. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, until the principal hereof or Make-Whole Amount (defined below) has been paid or duly made available for payment. If the Maturity Date (or any Redemption Date (defined below)) or an Interest Payment Date falls on a day which is not a Business Day, as defined below, principal (and premium, if any) or interest payable with respect to such Maturity Date (or Redemption Date), or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date (or Redemption Date), or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity Date (or Redemption Date), Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Holder at the close of business on the· "Record Date" for such interest,· which shall be the date fifteen calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date (or any Redemption Date) will be payable to the Person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.  The Default Rate on overdue principal and premium, if any, and on
EXHIBIT 1-A -3

overdue installments of interest shall be computed at the per annum interest rate that is 2% in excess of the Interest Rate per annum specified above.

Payments of principal, premium, if any, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. Payments of interest, other than interest payable at the Maturity Date, or any earlier Redemption Date, will be made by check mailed to the Holder at the address shown in the Register maintained by the Issuing and Paying Agent at its office for such purpose, or at the option of the Holder, at such other place in the United States of America as the Holder shall designate to the Issuing and Paying Agent in writing. Notwithstanding the foregoing, upon receipt of written instructions by the Issuing and Paying Agent from a Holder having an aggregate principal amount of at least $10,000,000 with the same Interest Payment Date not later than ten (10) days prior to such Interest Payment Date, the Issuing and Paying Agent will make such payment of interest by wire transfer of immediately available funds to such account at a bank in Hartford, Connecticut or New York, New York (or other bank consented to by the Company) as such Holder shall have designated for such purpose, provided such bank shall have appropriate facilities therefor. Once such wire transfer instructions have been received by the Issuing and Paying Agent, they shall remain in effect unless (i) the Issuing and Paying Agent is notified of a change thereof not less than ten days prior to an Interest Payment Date; or (ii) unless otherwise agreed to by the Company, the Holder no longer holds an aggregate principal amount of at least $10,000,000 of Notes having the same Interest Payment Date.

The principal amount hereof, premium, if any, Make-Whole Amount, if any, and interest due on the Redemption Date or at the Maturity Date will be paid on or after the Redemption Date or at the Maturity Date in immediately available funds by wire transfer to such account at a bank in Hartford, Connecticut or New York, New York (or such other bank consented to by the Company) as such Holder of an aggregate principal amount of at least $10,000,000 of the Notes shall have designated, except for the payment to a Holder for which appropriate instructions for payment as provided above have not been received by the Issuing and Paying Agent by not later than ten (10) days prior to the related date of payment, in which case such payment shall be made by check mailed by the Issuing and Paying Agent to the Person entitled thereto at such Person's address appearing in the Register. Once such wire transfer instructions have been received by the Issuing and Paying Agent, they shall remain in effect unless (i) the Issuing and Paying Agent is notified of a change thereof not less than ten days prior to an Interest Payment Date; or (ii) unless otherwise agreed to by the Company, the Holder no longer holds an aggregate principal amount of at least $10,000,000 of Notes having the same Interest Payment Date. Payment of principal, premium, if any, Make-Whole Amount, if any, and interest due on the Redemption Date or the Maturity Date on the Note shall, unless otherwise agreed to by the Company, only be made against presentation and surrender of this Note at the office of the Issuing and Paying Agent maintained for that purpose in Hartford, Connecticut, New York, New York or at such other office or agency of the Company as the Company shall designate.
EXHIBIT 1-A -4

Medium-Term Note, Series D

This Note is one of a duly authorized issue of Medium-Term Notes, Series D having maturities from one year to forty (40) years from the date of issue (the "Notes") by the Company issued pursuant to a Note Purchase Agreement dated as of October 25, 2013 (as from time to time amended, the “Note Purchase Agreement”) between the Company and the respective purchasers of such Notes named therein and is entitled to the benefits thereof. The Notes are issuable under an Issuing and Paying Agency Agreement, dated as of January 8, 2009, as amended by Amendment No. 1 thereto dated as of October 25, 2013 (the "Issuing and Paying Agency Agreement"), between the Company and U.S. Bank National Association, as Issuing and Paying Agent (the "Issuing and Paying Agent"), which term includes any successor Issuing and Paying Agent under the Issuing and Paying Agency Agreement. The Issuing and Paying Agency Agreement may be amended from time to time in accordance with the terms thereof. In acting under the Issuing and Paying Agency Agreement, the Issuing and Paying Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for any of the Holders, except that any funds held by the Issuing and Paying Agent for payment on this Note shall be held in trust as provided in the Issuing and Paying Agency Agreement. The terms of individual Notes may vary with respect to interest rates, issue dates, maturity dates, redemption dates and otherwise, all as provided in the Issuing and Paying Agency Agreement.

Copies of the Issuing and Paying Agency Agreement and other related documents are on file with the Issuing and Paying Agent at its principal office in New York, New York and are available for inspection at such office.

Reference is hereby made to the Note Purchase Agreement and the Issuing and Paying Agency Agreement for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Issuing and Paying Agent and the Holders and of terms upon which the Notes are and are to be authenticated and delivered.

The Notes will not be subject to any sinking fund.

In addition to the payment of the entire unpaid principal amount of this Note at the Maturity Date, notwithstanding any other provisions in the Issuing and Paying Agency Agreement, the Company may optionally redeem this Note in accordance with the following provisions:

The Company may, at its option and upon notice as provided below, redeem at any time all, or from time to time any part of this Note (in a minimum amount of $2,000,000 and otherwise in multiples of $100,000), at the principal amount so redeemed, together with interest accrued thereon to the date of such redemption (the “Redemption Date”), plus the Make‑Whole Amount determined for the Redemption Date with respect to such principal amount. The Company will give the Holder written notice of each optional redemption not less than 30 days and not more than 60 days prior to the Redemption Date.  Each such notice shall specify the Redemption Date (which shall be a Business Day), the aggregate principal amount of the Notes of this tranche to be redeemed on such date, the principal amount of this Note held by the Holder to be redeemed (determined as set forth below) and the interest to be paid on the Redemption
EXHIBIT 1-A -5

Date with respect to such principal amount being redeemed.  Each such notice of redemption shall be accompanied by a certificate of a Senior Financial Officer (as defined in the Note Purchase Agreement) as to the estimated Make‑Whole Amount due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), setting forth the details of such computation.  Two Business Days prior to such redemption, the Company shall deliver to the Holder of this Note a certificate of a Senior Financial Officer specifying the calculation of such Make‑Whole Amount as of the specified Redemption Date. In the case of each partial redemption of the Notes of this tranche pursuant to this paragraph, the principal amount of the Notes of this tranche to be redeemed shall be allocated pro rata among all holders of such tranche of Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amount thereof.  In the case of each redemption of Notes of this tranche pursuant to this paragraph, the principal amount of each Note to be prepaid shall mature and become due and payable on the Redemption Date, together with interest on such principal amount accrued to such date and the applicable Make‑Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make‑Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note of this tranche paid or redeemed in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note of this tranche shall be issued in lieu of any redeemed principal amount of any Note of this tranche.

The Company will not and will not permit any Affiliate (as defined in the Note Purchase Agreement) to purchase, redeem, prepay or otherwise acquire, directly or indirectly, this Note except (a) upon the payment or redemption of this Note in accordance with the terms of this Note  or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes of this tranche at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder of Notes of this tranche with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least fifteen (15) Business Days.  If the holders of more than 10% of the principal amount of the Notes of this tranche then outstanding accept such offer, the Company shall promptly notify the remaining holders of Notes of this tranche of such fact and the expiration date for the acceptance by holders of Notes of this tranche of such offer shall be extended by the number of days necessary to give each such remaining holder at least five (5) Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes of this tranche acquired by it or any Affiliate pursuant to any payment, redemption or purchase of Notes of this tranche pursuant to any provision of this Note and no Notes of this tranche may be issued in substitution or exchange for any such Notes.

For purposes of this Note, the terms set forth above shall be defined as follows:

“Make‑Whole Amount” means, with respect to this Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make‑Whole Amount may in no event be less than zero.

“Called Principal” means, with respect to this Note, the principal of such Note that is to be redeemed pursuant to the Company’s optional redemption right set forth in this Note or has
EXHIBIT 1-A -6

become or is declared to be immediately due and payable pursuant to the terms of this Note or pursuant to Section 11 of the Note Purchase Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of this Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on this Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of this Note, 0.50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the remaining life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining life of such Called Principal as of such Settlement Date.  Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond‑equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the remaining life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the remaining life.  The Reinvestment Yield will be rounded to two decimal places.

“Remaining Scheduled Payments” means, with respect to the Called Principal of this Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under this Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to the Company’s optional redemption right set forth in this Note, the other terms of this Note or Section 11 of the Note Purchase Agreement, as the context requires.

“Settlement Date” means, with respect to the Called Principal of this Note, the date on which such Called Principal is to be prepaid pursuant to the Company’s optional redemption right set forth in this Note or has become or is declared to be immediately due and payable pursuant to the terms of this Note or Section 11 of the Note Purchase Agreement, as the context requires.
EXHIBIT 1-A -7

Interest payments on this Note will include interest accrued from and including the Original Issue Date indicated herein, or from but excluding the most recent date to which interest has been paid or duly provided for, but excluding the related Interest Payment Date or the Maturity Date (or any Redemption Date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year comprised of twelve 30-day months.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. The Issuing and Paying Agent has been appointed registrar for the Notes, and the Company will cause the Issuing and Paying Agent to maintain at its office in New York, New York a register for the registration and transfer of Notes. Subject to certain restrictions set forth herein and in the Issuing and Paying Agency Agreement, this Note may be transferred at the aforesaid office of the Issuing and Paying Agent by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuing and Paying Agent and duly executed by the Holder hereof in person or by the Holder's attorney duly authorized in writing, and thereupon the Issuing and Paying Agent will issue in the name of the ·transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Issuing and Paying Agent will not be required to register the transfer of any Note which has been called for redemption (or any part of a Note which has been so called for redemption) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of such redemption and ending at the close of business on the day of such mailing. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount and having identical terms and provisions. All such exchanges of Notes will be free of charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.  All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in the form attached hereto to the Issuing and Paying Agent and executed by the Holder in person or by the Holder's attorney duly authorized in writing.

In case any Note shall at any time become mutilated, defaced, destroyed, stolen or lost and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Issuing and Paying Agent, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or stolen or lost, but, in the case of any destroyed or stolen or lost Note, only upon receipt of evidence satisfactory to the Issuing and Paying Agent and the Company that such Note was destroyed or stolen or lost, and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, stolen or lost.

On and after the date of initial issue of any of the Notes and so long as any of the Notes are outstanding, the Company has agreed to comply with certain financial covenants and reporting requirements for the benefit of Holders as set forth in Article VII and Article VIII of
EXHIBIT 1-A -8

the Issuing and Paying Agency Agreement, a copy of which will be made available by the Company upon the request of the Holder at the address set forth below for notices to the Company. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in such Issuing and Paying Agency Agreement.

An Event of Default shall exist if any of the following occurs and is continuing:

(i)      the Company shall fail to pay when due the principal (or premium if any) on any Note;

(j)      the Company shall fail to pay an installment of interest on any Note for 10 days after the date such installment is due;

(k)     the Company shall fail to perform or observe any other term, covenant or agreement contained in any Note or the Issuing and Paying Agency Agreement for a period of 30 days after the earlier of the date that written notice thereof shall have been given to the Company by the Holders of not less than 25% in aggregate principal· amount of the Notes then outstanding or such failure shall first become known to any officer of the Company;

(l)      any representations or warranties made by the Company herein or in any instrument furnished in compliance with or in reference to the Notes is false or misleading in any material respect and such conditions shall have a material adverse effect on the condition, financial or otherwise, or in the earnings of the Company;

(m)   the Company shall fail to make, when due and payable, any payment on any indebtedness for borrowed money or any event shall occur (other than the mere passage of time) or any condition shall exist in respect of any such indebtedness, or under any agreement securing or relating to such indebtedness, where the aggregate amount of such indebtedness is in excess of $5,000,000, the effect of which is to cause (or permit any holder of such indebtedness or a trustee with respect to such indebtedness to cause) such indebtedness or any portion thereof, to become due and payable prior to its maturity date or prior to its regularly scheduled dates of payments;

(n)    an involuntary petition is filed against the Company under the Bankruptcy Code or any other similar applicable Federal or State law, and such petition is not dismissed within 60 days after each filing, or a receiver, liquidator, custodian or trustee of the Company or any of its Property is appointed by court order and such order shall have continued undischarged or unstayed for a period of 60 days, or a decree or order by a court having jurisdiction shall have been entered adjudging the Company bankrupt or insolvent, and such decree or order shall have continued undischarged and unstayed for a period of 60 days, or any .of the Property of the Company is sequestered by decree or order of a court having jurisdiction and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(o)    the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or
EXHIBIT 1-A -9

its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(p)    a final judgment or judgments for the payment of money aggregating in excess of 5% of Net Worth is or are outstanding against the Company and such judgment or judgments has or have been outstanding for more than 60 days from the date of its or their entry and has not or have not been discharged in full or stayed.

If an Event of Default shall occur and be continuing (the related default not having been cured), the Holder of this Note may, at its option, by written notice to the Company and the Issuing and Paying Agent, declare the principal of such Note together with accrued interest (including, but not limited to, interest accrued thereon at the Default Rate (as defined in the Note Purchase Agreement)) to be immediately due and payable. Upon declaration by the Holder of this Note following the occurrence of and during the continuance of an Event of Default, this Note together with accrued interest and the Make-Whole Amount shall be immediately due and payable. In addition, the Holder of this Note may proceed to protect and enforce its rights by such appropriate judicial proceedings as such Holder shall deem most effective to protect and enforce any such rights, whether for the collection of sums due and unpaid, for the specific enforcement of any covenant or agreement in this Note or the Issuing and Paying Agency Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

In addition to any Event of Default described above in this Note, the principal of this Note, together with accrued interest (including, but not limited to, interest accrued thereon at the Default Rate), may be declared or may become due prior to the Maturity Date on the conditions, in the manner and at the time set forth in the Note Purchase Agreement upon the occurrence of any event defined as an “Event of Default” in the Note Purchase Agreement.  Upon this Note becoming due pursuant to this paragraph, the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law) shall also be due and payable.

All notices to the Company under this Note shall be in writing and addressed to the Company at 600 Marsh Hill Road, Orange, Connecticut 06477, Attention: Treasurer, or to such other address of the Company as the Company may notify the Holder of this Note.

Any action by the Holder shall bind all future Holders of this Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Company or by the Issuing and Paying Agent in pursuance of such actions.

The Issuing and Paying Agency Agreement and the terms of the Notes may be modified, supplemented or amended by the Company and the Issuing and Paying Agent, without the consent of any Holder, for the purpose of (i) adding to the covenants of the Company for the benefit of the Holders, (ii) surrendering any right or power conferred upon the Company, (iii) securing the Notes pursuant to the requirements of the Notes or otherwise, (iv) evidencing the succession of another corporation to the Company and the assumption by such successor of the covenants and any obligations of the Company contained in the Issuing and Paying Agency
EXHIBIT 1-A -10

Agreement and in the Notes in accordance with the terms of the Issuing and Paying Agency Agreement and the Notes, (v) correcting or supplementing any defective or inconsistent provision contained in the Notes or in the Issuing and Paying Agency Agreement in a manner which does not adversely affect the interests of any Holder or (vi) making any modification of the terms and conditions of the Notes or any other provision of the Issuing and Paying Agency Agreement in any manner which the Company and the Issuing and Paying Agent may determine and which does not adversely affect the interests of any Holder, to all of which each Holder of this Note, by acceptance hereof, consents. All other modifications, amendments or supplements of the Issuing and Paying Agency Agreement and the terms of the Notes may be made by the Company and the Issuing and Paying Agent, and the observance of any of the terms of Notes may be waived, with (and only with) the written consent of the Holders of 66-2/3% in principal amount of all the Notes at the time outstanding (exclusive of Notes then owned by the Company, any Subsidiaries and any Affiliates). No such modification, amendment or supplement of the Notes or the Issuing and Paying Agency Agreement, without the consent of each affected Holder, may change the maturity of any Note or any installment of interest thereon or reduce the principal amount thereof or the interest thereon or terms of redemption or repayment or reduce said percentage of the Holders of the Notes then outstanding required for consents, amendments or waivers. Notwithstanding the foregoing, the Company will not propose or agree to any modification, amendment, or supplement of the Issuing and Paying Agency Agreement without receiving prior written consent of the Issuing and Paying Agent.

Any moneys paid by the Company to the Issuing and Paying Agent for the payment of the principal of or interest or premium, if any, on any Notes, and remaining unclaimed at the end of two (2) years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), shall then, subject to applicable escheat laws, be repaid to the Company and upon such repayment all liability of the Issuing and Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligations which the Company may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

No provision of this Note or of the Issuing and Paying Agency Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of the Holder hereof.

Prior to due presentment of this Note for registration of transfer, the Company, the Issuing· and Paying Agent and any agent of the Company or the Issuing and Paying Agent may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary.

The Issuing and Paying Agency Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed in such State.
EXHIBIT 1-A -11

This Note is issued in Connecticut and is governed by the laws of the State of Connecticut.

Unless the certificate of authentication hereon has been executed by the Issuing and Paying Agent under the Issuing and Paying Agency Agreement referred to herein by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Issuing and Paying Agency Agreement or be valid or obligatory for any purpose.

(signature page follows)
EXHIBIT 1-A -12

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

CONNECTICUT NATURAL GAS CORPORATION

By:
Name:
Title:

Certificate of Authentication:
This is one of the Notes issued under
the Issuing and Paying Agency Agreement described herein.

U.S. BANK NATIONAL ASSOCIATION
as Issuing and Paying Agent

By:
Authorized Officer

Date of Authentication:	, 20

EXHIBIT 1-A -13

[Form of Certificate of Transfer]

(To be delivered with this Note to. the Issuing and Paying Agent)

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________(please print or typewrite name and address including postal zip code of assignee and insert Taxpayer Identification No.) this Note and all rights hereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer this Note on the books of the Company with full power of substitution in the premises.

TRANSFER CERTIFICATE

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES OF CONNECTICUT NATURAL GAS CORPORATION NOT HELD IN BOOK-ENTRY FORM, EXCEPT TRANSFERS TO, BY OR THROUGH THE AGENT OR THE COMPANY.

This Certificate relates to $_________ principal amount of Medium-Term Notes, Series D (the "Notes") held by __________________ (the "Transferor"). The Transferor is hereby requesting to exchange or register the transfer of $__________________ principal amount of Notes (the "Transferred Notes").

In connection with such request and in respect of the transferred Notes, the Transferor does hereby certify as follows:*

_____ The Transferred Notes are being acquired for its own account, without transfer to another party.

_____ The Transferred Notes are being transferred to a person whom the transferor reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "1933 Act")) in reliance upon Rule 144A.

_____ The Transferred Notes are being transferred in reliance on and in compliance with an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, other than Rule 144A under the 1933 Act. An opinion of counsel to the effect that such transfer does not require registration under the 1933 Act accompanies this Certificate.

[INSERT NAME OF TRANSFEROR]
By:

Date:
*Check applicable box.

EXHIBIT 1-A -14